First Security Group, Inc. Announces Changes to the Board of Directors

CHATTANOOGA, Tenn., May 17, 2013- First Security Group, Inc. (NASDAQ: FSGI) (the “Company” or “First Security”), the bank holding company for its wholly-owned subsidiary FSGBank, N.A. (“FSGBank”), announced today that its Corporate Governance and Nominating Committee (the “Committee”) accepted the resignation of Mr. Robert “Bob” P. Keller from the boards for First Security Group, Inc. and FSGBank, effective May 13, 2013.

“Over the last two years, Bob has added significant value to our Board,” stated Larry D. Mauldin, Chairman of the Board. “We thank Bob for his contributions and wish him the best in his future endeavors.”

The Committee also nominated Mr. Joseph “Nick” D. Decosimo to the Company's boards. Mr. Decosimo serves as managing principal of Joseph Decosimo and Company, PLLC, a regional public accounting and business advisory firm based in Chattanooga, Tennessee. The appointment to the boards is subject to receipt of regulatory non-objections.

“One of our primary objectives after the recapitalization was to recruit at least one additional director from our local markets. Nick has led Decosimo and Company since 2003 and provided exceptional leadership for his firm as well as impacting many non-profit organizations in and around Chattanooga,” stated Mr. Mauldin. “Our employees and shareholders will be well-served by Nick's business expertise and community involvement.”

The Company previously announced the appointments of Mr. Adam Hurwich and Ms. Henchy Enden to the boards in connection with the recapitalization announced in April 2013. These appointments are also subject to regulatory non-objections.

About First Security Group, Inc.
Founded in 1999, First Security's community bank subsidiary, FSGBank, has 30 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).

Note Regarding Forward Looking Statements
Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.
These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk

Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings with the SEC.
Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security, and undertakes no obligation to provide any such updates.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results and condition may differ significantly from those we discuss in these forward-looking statements.

CONTACT:
John R. Haddock, CFO
(423) 308-2075
jhaddock@FSGBank.com